Exhibit 77(Q)(1)

                                    Exhibits

(a)(1) Articles of Amendment effective February 17, 2004, to Trust Instrument is incorporated by reference to Post-Effective Amendment No. 65 to the Registrant's Registration Statement on Form N-1A filed on May 25, 2004.

(a)(2) Articles of Amendment effective March 1, 2004, to Trust Instrument is incorporated by reference to Post-Effective Amendment No. 65 to the Registrant's Registration Statement on Form N-1A filed on May 25, 2004.

(e)(1) Amended Investment Management Agreement dated April 1, 2004 is incorporated by reference to Post-Effective Amendment No. 65 to the Registrant's Registration Statement on Form N-1A filed on May 25, 2004.

(e)(2) Sub-Advisory Agreement dated March 1, 2002 between ING Investments, LLC and Aeltus Investment Management, Inc. is incorporated by reference to Post-Effective Amendment No. 65 to the Registrant's Registration Statement on Form N-1A filed on May 25, 2004.

(e)(3) Sub-Advisory Agreement dated April 1, 2004 between ING Investments, LLC and BlackRock Advisors, Inc. is incorporated by reference to Post-Effective Amendment No. 65 to the Registrant's Registration Statement on Form N-1A filed on May 25, 2004.